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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITOR'S CONSENT


     We consent to the incorporation by reference in Amendment No. 1 to the Registration Statement on Form S-3 of ABC Bancorp and ABC Bancorp Capital Trust I of our report, dated January 23, 2001 and February 23, 2001, appearing in the Annual Report on Form 10-K of ABC Bancorp for the year ended December 31, 2000. We also consent to the reference to our Firm under the caption "Experts" in the Prospectus, which is part of Amendment No. 1 to the Registration Statement.



                                                     /s/ Mauldin & Jenkins, LLC

Albany, Georgia

October 23, 2001